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                                                                   EXHIBIT 10.36

                              EMPLOYMENT AGREEMENT

                        QUINTON CARDIOLOGY SYSTEMS, INC.

                                  ATUL JHALANI

                                                    DATED AS OF FEBRUARY 6, 2004

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                              EMPLOYMENT AGREEMENT

      This Amended Employment Agreement (this "Agreement"), dated as of February 6, 2004, is between Quinton Cardiology Systems, Inc. a Delaware corporation ("Employer"), and Atul Jhalani ("Executive");

                              W I T N E S S E T H:

      WHEREAS, Employer desires to continue to retain the services of Executive upon the terms and conditions set forth herein; and

      WHEREAS, Executive is willing to continue to provide services to Employer upon the terms and conditions set forth herein.

                              A G R E E M E N T S:

      NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Executive hereby agree to enter into an employment relationship in accordance with the terms and conditions set forth below.

1.    EMPLOYMENT

      Employer will continue to employ Executive and Executive will continue to accept employment by Employer as its Vice-President, Marketing. Executive will perform the duties of Vice-President, Marketing, and such other duties as may be assigned from time to time by the Chief Executive Officer, which relate to the business of Employer and are reasonably consistent with Executive's position.

2.    ATTENTION AND EFFORT

      Executive will devote his full-time efforts to Employer's business and will serve its interests in good faith to the best of his ability during the term of this Agreement.

EMPLOYMENT AGREEMENT

                                                                          3/4/05

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3.    COMPENSATION AND BENEFITS

      Employer agrees to pay or cause to be paid to Executive, and Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

      3.1   ANNUAL SALARY

      Executive's compensation shall consist of an annual base salary (the "Annual Salary") of one hundred fifty thousand dollars ($150,000), before all customary payroll deductions. The Annual Salary shall be reviewed, and shall be subject to change, by the Board of Directors of Employer (or the Compensation Committee thereof) at least annually while Executive is employed hereunder.

      3.2   BONUS

      Executive shall be eligible for bonuses in accordance with executive bonus plans, which shall be adopted and modified from time to time in the sole discretion of the Board of Directors (or the Compensation Committee of the Board of Directors) of Employer.

      3.3   BENEFITS

      Executive will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in such benefit programs as shall be provided from time to time by action of Employer's Board of Directors, which shall include, at a minimum, basic health insurance.

      3.4   VACATION

      Executive shall be entitled to four (4) weeks vacation each year, during which time Executive's compensation will continue in full. The vacation period may not be carried over from year to year. Vacation will be scheduled by mutual agreement.

4.    TERMINATION

      The employment of Executive pursuant to this Agreement may be terminated as follows:

      4.1.  AUTOMATIC TERMINATION ON DEATH OR TOTAL DISABILITY

      This Agreement and Executive's employment hereunder shall terminate automatically upon the death or total disability of Executive. The term "total

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disability" as used herein shall mean Executive's inability to perform the duties set forth in Section 1 hereof for a period or periods aggregating ninety
(90) calendar days (or such other period as may be required by law) in any twelve-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive's control, unless Executive is granted a leave of absence by the Board of Directors of Employer (or the Compensation Committee thereof). Executive and Employer hereby acknowledge that Executive's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Executive's death occurs or (b) immediately upon a determination by the Board of Directors of Employer (or the Compensation Committee thereof) of Executive's total disability, as defined herein. In the case of termination of employment under this Section 4.1, Executive shall not be entitled to receive any payments or benefits under this Agreement other than any unpaid Annual Salary which has accrued as of the date Executive's employment terminates.

      4.2.  OTHER TERMINATION EXCLUDING CHANGE OF CONTROL

      Either Employer or Executive may terminate this agreement at any time for any reason, with or without notice. Except as provided in Section 4.3.1 below, upon such termination, Executive shall not be entitled to receive any payments or benefits under this Agreement other than any unpaid Annual Salary and vacation time which has accrued as of the date Executive's employment terminates.

      Executive acknowledges and understands that his employment with the Company is at-will and can be terminated by either party for no reason or for any reason not otherwise specifically prohibited by law or provided for in this Agreement. Nothing in this Agreement is intended to alter Executive's at-will employment status or obligate the Company to continue to employ Executive for any specific period of time, or in any specific role or geographic location.

      4.3.  TERMINATION AS A RESULT OF CHANGE OF CONTROL

            4.3.1. TERMINATION BY SUCCESSOR EMPLOYER

      If (a) during the period commencing on the date Employer enters into a definitive agreement with respect to a transaction that would constitute a Change of Control (as defined below) and ending on the date the definitive agreement therefor is terminated or the Change of Control is consummated, Employer terminates Executive's employment without cause (as defined below), (b) during the period commencing upon the consummation of the Change of Control and ending twenty-

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four months thereafter, Employer or, if applicable, the surviving or successor employer ("Successor Employer") terminates Executive's employment without Cause (as defined below), or (c) during the period commencing upon the consummation of the Change of Control and ending twenty-four (24) months thereafter, Executive resigns for Good Reason (as defined below), then Executive shall be entitled to receive the following termination payments and benefits:

            (1) severance payments equal to six (6) months salary, to be paid out over six (6) months in the course of Employer's or the Surviving Employer's regularly scheduled payroll;

            (2) continuation of health and other benefits, substantially equivalent to those in place as of the termination date, for six (6) months;

            (3) any unpaid Annual Salary and unused vacation time which has accrued as of the date Executive's employment terminates; and

            (4) accelerated vesting of 100% of Executive's then unvested options to purchase shares of Employer common stock or the options to purchase common stock of the Successor Employer issued in substitution therefor in connection with the Change of Control.

      The severance payments and benefits described in this paragraph are expressly contingent upon Executive's signing upon termination a full release in a form acceptable to Successor Employer, and are further contingent upon Executive's full compliance with the terms of the Confidentiality Agreement (as defined in paragraph 5 below) with Employer.

            4.3.2. TERMINATION FOR CAUSE

      If, during either of the periods set forth in clauses (a) or (b) of
Section 4.3.1, Executive is terminated by Employer or the Successor Employer for Cause, Executive shall not be entitled to receive any payments or benefits hereunder other than any unpaid Annual Salary which has accrued as of the date Executive's employment terminates.

            4.3.3. TERMINATION BY EXECUTIVE

      If, during either of the periods set forth in clauses (a) or (b) of
Section 4.3.1, Executive voluntarily terminates his employment other than for Good Reason, Executive shall not be entitled to receive any payments or benefits hereunder other

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than any unpaid Annual Salary which has accrued as of the date Executive's employment terminates.

            4.3.4. CAUSE

      Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" shall be limited to the occurrence of one or more of the following events:

            (a) willful misconduct, insubordination, or dishonesty in the performance of Executive's duties or other knowing and material violation of Employer's or the Successor Employer's policies and procedures in effect from time to time which results in a material adverse effect on Employer or the Successor Employer;

            (b) the continued failure of Executive to satisfactorily perform his duties after receipt of written notice that identifies the areas in which Executive's performance is deficient;

            (c) willful actions (or intentional failures to act) in bad faith by Executive with respect to Employer or the Successor Employer that materially impair Employer's or the Successor Employer's business, goodwill or reputation;

            (d) conviction of Executive of a felony involving an act of dishonesty, moral turpitude, deceit or fraud, or the commission of acts that could reasonably be expected to result in such a conviction;

            (e) current use by the Executive of illegal substances; or

            (f) any material violation by Executive of Executive's Confidentiality Agreement.

            4.3.5. GOOD REASON

            For the purposes of this Agreement, "Good Reason" shall mean that Executive, without his/her consent, has either:

            (a) incurred a material reduction in his title, status, authority or responsibility at Employer or the Successor Employer; or

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            (b) incurred a reduction in Executive's Annual Salary or bonus opportunity;

            (c) suffered a material breach of this Agreement by Employer or the Successor Employer which Employer or the Successor Employer does not cure within 20 days following written notice from Executive; or

            (d) been required to relocate or travel more than 50 miles from his/her then current place of employment in order to continue to perform the duties and responsibilities of his/her position (not including customary travel as may be required by the nature of his/her position).

            4.3.6. CHANGE OF CONTROL

      For purposes of this Agreement, "Change of Control" means:

            (a) a merger or consolidation of the Company with or into any other company, entity or person or

            (b) a sale, lease, exchange or other transfer in one transaction or a series of transactions undertaken with a common purpose of all or substantially all of Employer's then outstanding securities or all or substantially all of Employer's assets; provided, however, that a Change of Control shall not include a Related Party Transaction.

      A "Related Party Transaction" means:

            (a) a merger or consolidation of Employer in which the holders of the outstanding voting securities of Employer outstanding immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the surviving or successor entity immediately after the merger or consolidation,

            (b) a sale, lease, exchange or other transfer of Employer's assets to a majority-owned subsidiary company,

            (c) a transaction undertaken for the principal purpose of restructuring the capital of Employer, including but not limited to reincorporating Employer in a different jurisdiction, or

            (d) a corporate dissolution or liquidation.

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5.    CONFIDENTIALTY AGREEMENT

      Executive is subject to, and this Employment Agreement is conditioned on agreement to, the terms of the Non-Disclosure Agreement (the "Confidentiality Agreement") entered into by Executive and the terms of the Confidentiality Agreement shall survive the termination of Executive's employment with Employer or Successor Employer.

6.    ASSIGNMENT

      This Agreement is personal to Executive and shall not be assignable by Executive. Employer may assign its rights hereunder to (a) any Successor Employer; (b) any other corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (c) any other corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

7.    ARBITRATION

      Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by Employer and Executive or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. It is further agreed by the parties that the venue for any arbitration proceedings shall be within the state of Washington.

8.    AMENDMENTS IN WRITING

      No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified,
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waived, terminated or discharged and signed by Employer and Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Executive.

9.    APPLICABLE LAW

      This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any rules governing conflicts of laws.

10.   ENTIRE AGREEMENT

      This Agreement, on and as of the date hereof, constitutes the entire agreement between Employer and Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Executive with respect to such subject matter are hereby superseded.

11.   GOVERNING LAW

      This Agreement shall be interpreted in accordance with and governed by the laws of the State of Washington.

      IN WITNESS WHEREOF, the parties have executed and entered into this Agreement on the date set forth above.

                                     EXECUTIVE:

                                     /s/ Atul Jhalani

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                                     QUINTON CARDIOLOGY SYSTEMS, INC.

                                     By: /s/ John R. Hinson

                                     Its: Chief Executive Officer